OMB APPROVAL
OMB Number: 3235-0060
Expires: January 31, 2008
Estimated average burden hours per response: 28

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 14, 2006

HuntMountain Resources

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-01428	68-0612191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1611 N. Molter Road, Ste. 201, Liberty Lake, WA	99019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 892-5287

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 7.01

Regulation FD Disclosure

A press release dated March 15, 2006 relating to the acquisition of mineral exploration interests in Argentina is attached as Exhibit 99.1.  A press release dated March 20, 2006 relating to the acquisition of the Dun Glen Gold Project in Nevada is attached as Exhibit 99.2.  This information is being disclosed pursuant to Regulation FD.  Accordingly, the information in the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 8.01

Other Events

On March 14, 2006, the Company acquired mineral exploration rights to three property positions in Santa Cruz Province, Argentina totaling approximately 74,000 acres (300 sq. km.).  The positions were granted to agents of Cerro Cazador S.A., the Company’s Argentine exploration company, on March 14, 2006 following approval of the filings by the Santa Cruz Provincial Government.  The Company plans to delineate prospective precious metal targets on each of the properties within the next 90 days with the intention to commence drilling operations in the third and fourth quarters of 2006.

Item 9.01

Financial Statements and Exhibits

(c)

Exhibits

99.1

Press Release dated March 15, 2006

99.2

Press Release dated March 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Tim Hunt

Date: March 20, 2006

By:

      Tim Hunt, President